Exhibit 10.33

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

CORPORATE SUPPLY AGREEMENT

BETWEEN MULTI-FINELINE ELECTRONIX, INC. AND

MOTOROLA, INC.

This Corporate Supply Agreement (the “Agreement”), dated as of October 1, 2006 (the “Effective Date”), is between Motorola, Inc., located at 1303 E. Algonquin Road, Schaumburg, IL 60196 (“Motorola”) and Multi-Fineline Electronix, Inc., located at 3140 East Coronado Street, Anaheim, CA 92806 (“Supplier”). Each may be referred to as a party (“Party”), or they may be collectively known as parties (the “Parties”).

In consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties hereto agree that Supplier will supply Products to Motorola under the following terms and conditions:

1.	SCOPE OF THIS AGREEMENT

1.1 General Applicability. This Agreement applies to all Motorola purchases of Products from Supplier during the term of the Agreement. References to “Motorola” and “Supplier” include all entities of each respective Party that control, are controlled by, or are under common control with, that Party. An entity “controls” another entity when it owns more than fifty percent of the voting stock or other ownership interest of that entity or has the ability to direct its management. “Motorola” also includes any Motorola-designated third parties to the extent the third parties are purchasing Products for Motorola (e.g., Motorola’s third-party manufacturing services providers).

1.2 Product Schedules. Motorola and Supplier may enter into written and signed product schedules (the “Product Schedules”) to establish additional terms and conditions applicable to one or more Products, or to establish project-specific terms and conditions required in connection with a particular project (e.g., customer-specific requirements). If the terms and conditions of a Product Schedule add to or conflict with this Agreement, the applicable Product Schedule will control as to the inconsistency only.

1.3 Certain Definitions. As used in this Agreement, the following capitalized terms have the following meanings:

a. “Confidential Information” means confidential or proprietary data or information disclosed by one Party to the other under this Agreement (i) in written, graphic, machine recognizable, electronic, sample, or any other visually perceptible form, which is clearly designated as “confidential” or “proprietary” at the time of disclosure, and (ii) in oral form, if it is identified as confidential at the time of disclosure, and confirmed in a written summary designated as “confidential” or “proprietary” within thirty (30) days after disclosure.

b. “Derivative Work” means a work that is based on one or more pre-existing works, such as a revision, enhancement, modification, translation, abridgement, condensation, expansion, or any other form in which such pre-existing work may be recast, transformed, or adapted, and, if prepared without authorization of the copyright owner of such pre-existing work, would constitute a copyright infringement. A Derivative Work includes a compilation that incorporates such pre-existing work.

c. “Documentation” means, in a format as mutually agreed, the user guide, compilation instructions, documents, manuals and computer-readable files, regarding the installation, use, operation, functionality, troubleshooting and other technical information sufficient to use the Software.

d. “End-User(s)” means customers who acquire Motorola product(s) for their use and not for resale.

e. “Excessive Failure” means (i) a repetitive and material failure of a Product to meet and operate in accordance with the applicable Product specifications; or (ii) a defect that occurs in more than [CONFIDENTIAL TREATMENT] Parts Per Million (“PPM”) of any lot, batch, or other separately distinguishable group of Products; or (iii) a condition that in Motorola’s opinion presents a potential safety or regulatory issue.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

f. “Forecast” means Motorola’s [CONFIDENTIAL TREATMENT], advance calculation of its future requirements.

g. “Illicit Code” means any computer instructions in the Software that are not intended to provide the functionality described in the Software’s Documentation and that interfere with Motorola’s use or right to quiet enjoyment of its license to the Software or that interfere with or prevent Motorola’s use of the Software as provided in this Agreement. Illicit Code includes what is commonly known as computer viruses, Trojan Horses, self-destruction mechanisms, copy protection schemes, and such other computer instructions that can disable, destroy, or otherwise alter the software or hardware on which the Software executes; or reveal any data or other information accessed through or processed by the Software. Illicit Code shall also include any vulnerabilities that allow unauthorized destruction of, access to or control of i) the Products, ii) other elements of a system that include the Products or iii) any information residing on the Products or other elements of a system that include the Products.

h. “Intellectual Property Rights” means any and all: (i) copyrights, trademarks, trade names, domain names, goodwill associated with trademarks and trade names, designs, and patents; (ii) rights relating to innovations, know-how, trade secrets, and confidential, technical, and non-technical information; (iii) moral rights, mask work rights, author’s rights, and rights of publicity; and (iv) other industrial, proprietary and intellectual property related rights anywhere in the world, that exist as of the Effective Date or hereafter come into existence, and all renewals and extensions of the foregoing, regardless of whether or not such rights have been registered with the appropriate authorities in such jurisdictions in accordance with the relevant legislation.

i. “MINT System” means the Motorola Internet Negotiation System.

j. “Non-Standard Product” means any Product that is not a Standard Product.

k. “Object Code” means Supplier’s computer-programming code in machine-readable form.

l. “Order” means the direction provided by Motorola to Supplier. As used in this Agreement, the term Order includes electronic communications made by Motorola under Schedule Sharing and written purchase order forms issued by Motorola.

m. “Order and Supply Period” means any period of time identified in any attached Product Schedule which specifies a particular period of time for Supplier to make any Products available for Order by Motorola. Supplier will supply such Products for the period of time identified in the Product Schedule, unless Motorola agrees in writing to a shorter period of time.

n. “Products” includes (i) hardware; (ii) Software or firmware, whether or not embedded in hardware; (iii) free-standing Software provided by Supplier in either Object Code or Source Code that works with, or runs on, hardware; (iv) Documentation relating to the Software or firmware; and, (v) any services provided to Motorola under this Agreement, including Product installation, support, upgrade and repair services.

o. “Publicly Available Software” means (1) any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free Software, Open Source software (e.g. Linux) or similar licensing or distribution models; and (2) any Software that requires as a condition of use, modification and/or distribution of such Software that such Software or other Software incorporated into, derived from or distributed with such Software (a) be disclosed or distributed in Source Code form, (b) be licensed for the purpose of making derivative works, or (c) be redistributable at no charge. Publicly Available Software includes, without limitation, software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (1) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (2) the Artistic License (e.g., PERL); (3) the Mozilla Public License; (4) the Netscape Public License; (5) the Sun Community Source License (SCSL); (6) the Sun Industry Source License (SISL); and (7) the Apache Software license.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

p. “Software” means Object Code or Source Code or both, its Documentation, and any enhancements, updates and upgrades made to the Object Code, Source Code and Documentation by Supplier which, when incorporated into Software or Documentation (as appropriate), shall be considered “Software” or “Documentation.”

q. “Source Code” means Supplier’s human readable computer programming code.

r. “Standard Product” means a Product that Supplier offers to Motorola and other non-Motorola-related customers during the term of this Agreement. Once a Product becomes a Standard Product, it remains a Standard Product.

2.	TERM AND TERMINATION

2.1 Term and Renewal. This Agreement will have an initial term of two (2) years starting on the Effective Date. After the initial term, the Agreement will automatically renew for additional successive one-year period(s) unless either Party provides the other with at least one hundred twenty (120) days written notice of its intention not to renew the Agreement prior to the expiration of the initial term or any one-year renewal period.

2.2 Termination.

a. Either Party may terminate this Agreement if the other Party breaches a material obligation under this Agreement, and that breach continues uncured for a period of thirty (30) days after receiving written notice of the breach.

b. Either Party may immediately terminate this Agreement in the event the other Party files a bankruptcy petition of any type or has a bankruptcy petition of any type filed against it and any such petition is not dismissed within ninety (90) days, ceases to conduct business in the normal course, becomes insolvent, enters into suspension of payments, moratorium, reorganization or bankruptcy, makes a general assignment for the benefit of creditors, admits in writing its inability to pay debts as they mature, goes into receivership, or avails itself of or becomes subject to any other judicial or administrative proceeding that relates to insolvency or protection of creditors’ rights and any such proceeding is not dismissed within ninety (90) days.

c. Consistent late deliveries (meaning [CONFIDENTIAL TREATMENT] or more deliveries in a calendar [CONFIDENTIAL TREATMENT] that are more than [CONFIDENTIAL TREATMENT] days late), deliveries of non-conforming or defective Products that rise to the level of [CONFIDENTIAL TREATMENT], material failure to perform as agreed, or failure to provide reasonable [CONFIDENTIAL TREATMENT] of [CONFIDENTIAL TREATMENT] upon request, will entitle Motorola to terminate this Agreement, in whole or in part (including any individual Order) for cause, in which case, Supplier will be liable to Motorola for [CONFIDENTIAL TREATMENT] of this Agreement (or at [CONFIDENTIAL TREATMENT] incurred as a result of Supplier’s breach or default.

d. Motorola may terminate this Agreement, or any applicable open Order(s), Product Schedule(s) and related Forecast(s), upon providing Supplier with prior written notice and not less than a [CONFIDENTIAL TREATMENT] day opportunity to cure in the event that the [CONFIDENTIAL TREATMENT] of Products is not [CONFIDENTIAL TREATMENT] with the [CONFIDENTIAL TREATMENT] of [CONFIDENTIAL TREATMENT].

e. Motorola may terminate for convenience upon ninety (90) days prior written notice to Supplier.

2.3 Effect of Termination. Upon the expiration or termination of this Agreement for any reason:

a. Each Party will immediately stop using, and destroy or return to the other Party, all items that contain any Confidential Information belonging to the other Party (including without limitation all Motorola-consigned inventory and all types of Motorola Property as defined in Section 7 of this Agreement), except Motorola may retain one copy of any Confidential Information, Software, and Documentation necessary for the purpose of supporting Products sold to then-existing customers.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

b. Motorola may continue to use and sell, in the ordinary course of business, any of its then existing inventory of Products. Motorola and its customers will continue to have all license grants described in Section 7 to continue using and selling the Products and providing support to Motorola’s customers.

c. Unless specified otherwise in the applicable Product Schedule, Supplier will continue to make spare parts and repair services for Products available for purchase by Motorola on the terms and conditions of this Agreement for [CONFIDENTIAL TREATMENT] years after the date of expiration or termination of this Agreement.

3.	FORECASTING AND ORDERING

3.1 Schedule Sharing. Unless agreed otherwise in writing, the Parties will use Motorola’s internet-based forecasting, ordering and delivery system as more fully described in Exhibit A (“Schedule Sharing”). All electronic communications made by Motorola and Supplier under Schedule Sharing will be considered to be “in writing” and the Parties agree not to contest the enforceability of those communications under the provisions of any applicable law relating to whether certain agreements must be in writing and signed by the Party to be bound thereby. Those communications, if introduced as evidence on paper in any judicial, arbitration, mediation, or administrative proceedings, will be admissible to the same extent as business records originated and maintained in documentary form.

3.2 Purchase Orders and Sales Acknowledgments. Upon mutual agreement, the Parties may exchange purchase orders, sales acknowledgments and invoice forms. All use of forms will be subject to the terms and conditions set out in Exhibit A. All Orders will be governed by the terms and conditions of this Agreement (including Exhibits and Product Schedules). No pre-printed terms and conditions on purchase order forms issued by Motorola, or any terms and conditions contained in Supplier’s quotations, acceptance, sales acknowledgments, and/or invoice forms, will supersede, extinguish, add to, alter or amend the provisions of this Agreement, even if signed by either or both Parties.

4.	PRICES, PAYMENT TERMS, AND TAXES

4.1 General. Pricing for Products (the “Prices”) will be the mutually agreed upon prices which will be stated in the MINT System or the applicable Product Schedule or Order. If the Parties agree to a Price change for any Product, the new Price is applicable to all Product units ordered by Motorola on or after the effective date of the price change, [CONFIDENTIAL TREATMENT] to Motorola, [CONFIDENTIAL TREATMENT] (as that term is defined in [CONFIDENTIAL TREATMENT] below), or in a [CONFIDENTIAL TREATMENT], as of the effective date agreed by the Parties, even if the applicable [CONFIDENTIAL TREATMENT] or applicable [CONFIDENTIAL TREATMENT] has not yet been formally amended or an Order is [CONFIDENTIAL TREATMENT] issued at the previous [CONFIDENTIAL TREATMENT]. Supplier will promptly refund to Motorola any overpayment for Product units purchased by Motorola on or after the new Price effective date. All Prices are stated in US dollars unless agreed and specifically noted otherwise in the applicable Product Schedule and Order. Upon request from Motorola, Supplier will invoice and accept payment in other currencies at prevailing currency exchange rates.

4.2 [CONFIDENTIAL TREATMENT]. The Product [CONFIDENTIAL TREATMENT] to Motorola will be [CONFIDENTIAL TREATMENT] other [CONFIDENTIAL TREATMENT] or [CONFIDENTIAL TREATMENT] of the same or similar type [CONFIDENTIAL TREATMENT]. If Suppler offers [CONFIDENTIAL TREATMENT] to [CONFIDENTIAL TREATMENT], Supplier will simultaneously [CONFIDENTIAL TREATMENT] and promptly [CONFIDENTIAL TREATMENT] any [CONFIDENTIAL TREATMENT] made in the interim [CONFIDENTIAL TREATMENT]. All Product purchased by Motorola, either directly or indirectly, in the aggregate (including purchases by Motorola affiliates and Motorola-designated third parties [CONFIDENTIAL TREATMENT] Products for Motorola), [CONFIDENTIAL TREATMENT] all [CONFIDENTIAL TREATMENT]. Supplier will keep appropriate records to demonstrate compliance with this Section 4.2, which will be available for inspection as provided in Section 17.11;

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

provided, however, that in no event shall Supplier be obligated to [CONFIDENTIAL TREATMENT] of a [CONFIDENTIAL TREATMENT] of Supplier which Supplier is obligated to [CONFIDENTIAL TREATMENT].

4.3 [CONFIDENTIAL TREATMENT] Cost Reduction. Unless the Parties agree to use an alternate cost review process, the Parties will engage in a [CONFIDENTIAL TREATMENT] price review process, and will implement Product Price changes, [CONFIDENTIAL TREATMENT], as determined during those [CONFIDENTIAL TREATMENT] reviews. The Parties agree that Prices will be driven by such fact-based cost analysis unless otherwise agreed. Motorola may [CONFIDENTIAL TREATMENT] if [CONFIDENTIAL TREATMENT].

4.4 Payment Terms. Supplier will invoice Motorola upon delivery of the Products or completion of Supplier’s performance, whichever occurs later. Payment is due net [CONFIDENTIAL TREATMENT] calendar days from the date of Motorola’s receipt of the Products, unless there is a dispute that is not resolved within that period, in which case payment will be due ten (10) calendar days after the dispute is resolved. If Supplier is participating in an SOI Program, payment for Products is due net [CONFIDENTIAL TREATMENT] days after Motorola takes possession of Products by withdrawing them from the Hub and receives a correct invoice. If Supplier has entered into a Motorola self-billing agreement with Motorola and is participating in Motorola’s “Pay from Receipt” program, then invoices will be generated by Motorola in accordance with that program instead of by Supplier. Other than the Party responsible for generating the invoice, all other payment terms specified in the Agreement will govern.

4.5 Taxes and Tax Exempt Orders. Supplier shall separately state on each applicable invoice (and not include them in the purchase price), any import duties or sales, use, value added, excise or similar tax. Supplier shall not charge tax if Motorola is exempt from such taxes and furnishes Supplier with a certificate of exemption in a form reasonably acceptable to Supplier. Motorola will be responsible for any sales, use, VAT, or similar taxes, customs duties or any other such assessment however designated. All payments due under this Agreement will be made without deduction or withholding, unless such deduction or withholding is required by any applicable law of any relevant governmental revenue authority then in effect. If Motorola is required to so deduct or withhold income or profits tax, Motorola will pay the required amount to the relevant governmental authority; furnish Supplier with evidence of all withholding tax payments paid by it on behalf of Supplier which, to the extent permitted by law, will be in the name of Supplier. Motorola shall deliver to Supplier all original tax receipts or certified copies or other documentation with respect to the payment of such taxes as Supplier may reasonably request promptly after receipt from the relevant tax authority. Supplier’s invoice shall then be paid net of said withholding tax.

5.	PACKAGING, INSPECTION, AND DELIVERY

5.1 Packaging. Supplier will pack and ship all Products according to instructions or specifications provided by Motorola. In the absence of any Motorola instructions, Supplier will comply with best commercial practices to ensure safe arrival at destination at the lowest transportation cost.

5.2 Delivery. Unless otherwise stated in a Product Schedule or an SOI Agreement (as that term is defined in Section 13 below), all deliveries are “FCA delivery point stated in Motorola’s Order (Incoterms 2000).” If no delivery point is stated in Motorola’s Order, delivery is “FCA closest airport to Supplier’s factory (Incoterms 2000).” Supplier is responsible for loss or damage caused by Supplier and discovered after transfer of title during the applicable Warranty Period. Motorola will pay all applicable freight and transportation charges from the delivery point. Supplier’s invoice must itemize any and all other applicable charges. No charge will be allowed for packing, labeling, commissions, customs, duties, storage, crating, express handling or travel, unless specifically indicated on an Order or under a mutually agreed separate logistics support program.

5.3 Return Material Authorization Process. Motorola will have a reasonable opportunity to inspect Products while in the Hub and will provide Supplier with samples of nonconforming Products. Supplier promptly will issue a return material authorization (“RMA”) to Motorola for the [CONFIDENTIAL TREATMENT] non-conforming Products. Title to Products designated for return by Motorola will revert to

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

Supplier. Motorola will return Products it believes are non-conforming. Supplier promptly will evaluate the Products to determine non-conformance and its root cause, and will provide Motorola with an analysis of the nonconforming Products. The return of nonconforming Products will not affect Motorola’s other rights and remedies under this Agreement or applicable law, including, without limitation, the right to reject or revoke acceptance of non-conforming Products. Supplier will pay all freight expenses for non-conforming Products, and Motorola will pay the freight expense for conforming Products. Nothing contained in this Section relieves Supplier of its testing, inspection and quality control obligations.

5.4 Late Delivery. Time is of the essence with respect to all deliveries and performance. If Supplier fails to timely perform or deliver Supplier shall [CONFIDENTIAL TREATMENT] Motorola, at Motorola’s option for a) all [CONFIDENTIAL TREATMENT] incurred by Motorola as a result of late delivery or performance, including any [CONFIDENTIAL TREATMENT] Motorola incurs, or b) [CONFIDENTIAL TREATMENT] in the amount of [CONFIDENTIAL TREATMENT] of the price of the [CONFIDENTIAL TREATMENT] or performance for each [CONFIDENTIAL TREATMENT] of delay, up to an aggregated payment per individual Order of [CONFIDENTIAL TREATMENT] of the [CONFIDENTIAL TREATMENT] of the [CONFIDENTIAL TREATMENT] or performance.

Supplier will use best efforts to expedite delayed Product or performance, and Supplier will pay all expediting costs. After [CONFIDENTIAL TREATMENT] days of delay Motorola may terminate any Order and any related Forecast in whole or in part, for cause, and [CONFIDENTIAL TREATMENT] to Supplier of any kind, including but not limited to, [CONFIDENTIAL TREATMENT] for raw materials, work-in-process, or finished goods Supplier may have on-hand for the Order or the Forecast under Schedule Sharing.

5.5 Inspection. Motorola shall have the right to inspect all components and materials shipped by Supplier for nonconformance and/or defects. At its discretion, Motorola may also choose to have a [CONFIDENTIAL TREATMENT] perform such inspections. In the event of nonconformance and/or defects, Motorola’s rights are set forth in Section 6.7 of this Agreement.

6.	WARRANTIES AND REMEDIES

6.1 Supplier warrants that the Products provided under this Agreement are wholly new and contain new components and parts throughout. Supplier further warrants that it has good and warrantable title to the Products, free and clear of any liens or encumbrances, and that Supplier has full power and authority to license the Software, and to convey all other rights and licenses granted to Motorola under this Agreement, including any third-party intellectual property rights relating to the Products.

6.2 Supplier represents and warrants that Supplier has no knowledge that the Products infringe, misappropriate, or otherwise make unauthorized use of any Intellectual Property Rights of any third party, and that to the best of its knowledge the Products delivered under this Agreement do not infringe any Intellectual Property Rights of any third party. This warranty does not apply to the extent that a breach is caused by a) use of a Motorola-provided design, b) use in the Product of a third-party component selected by Motorola, if selection of another component would not have created infringement liability, c) unauthorized modifications made to Products delivered hereunder by Motorola or a third party, if the infringement would not have occurred but for the modification.

6.3 Supplier represents and warrants that to the best of its knowledge Supplier has obtained all necessary rights under all Intellectual Property Rights of third parties necessary for the sale, use or other distribution of the Products supplied to Motorola under this Agreement.

6.4 Supplier represents and warrants that each Product is free of any defect that would pose a potential safety hazard. Further, unless specified otherwise in the applicable Product Schedule, for a period of [CONFIDENTIAL TREATMENT] months from the date of Product delivery (the “Warranty Period”), Supplier expressly warrants that all Products as delivered are free from defects in design, materials and workmanship, are appropriately labeled and packaged, meet the Quality requirements set forth in Section 9 below, and conform to the Product specifications. All warranties run to Motorola, [CONFIDENTIAL TREATMENT]. All warranties survive any inspection, acceptance, payment, or resale by Motorola.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

6.5 For Products that consist in whole or in part, of Software, Supplier represents and warrants the following:

a.	Software will perform in conformance with the Specifications and Documentation and will be free from i) defects that result in malfunctions, and ii) Illicit Code.

b.	There are no unresolved claims, demands or pending litigation, relating to Intellectual Property Rights in the Software, trademarks, or any part thereof.

c.	The Products have no vulnerabilities that allow unauthorized destruction of, access to or control of i) the Products, ii) other elements of a system that includes the Products or iii) any information residing on the Products or other elements of a system that includes the Products (“Security Vulnerabilities”).

d.	Supplier complies with general industry practices regarding the detection and correction of Security Vulnerabilities. Supplier will promptly notify Motorola if Supplier becomes aware of a Security Vulnerability with a reasonable likelihood of exploitation. This notice will include a description of the nature of the Security Vulnerability, an analysis of the threats created by the Security Vulnerability and Supplier’s proposed mitigation plan.

e.	Supplier shall neither incorporate Publicly Available Software in whole or in part into any part of the Software nor use Publicly Available Software in whole or in part in the development of any part of the Software without first obtaining Motorola’s prior written consent.

f.	Any Publicly Available Software, for which Motorola has granted advance written permission for Supplier to deliver, is contained solely within specific package and/or components of the Supplier Software. And that no portion of any Publicly Available Software reside outside of the Supplier Software, and will not be available, intermingled or dispersed within or outside the Supplier Software at any time or in any way so as to place any Motorola software at risk of contamination by such Publicly Available Software as a result of Supplier’s activities pursuant to this Agreement.

g.	Supplier will comply with the instructions of the Open Source Federation (http://www.opensource.org) with respect to modification of Publicly Available Software, and will promptly report to Motorola, in writing, any deviation therefrom.

h.	Supplier warrants that it has processes and precautions necessary to prevent any risk that any Motorola Software will be provided to the open source community or otherwise into the public domain, as a result of Supplier’s activities pursuant to this Agreement.

6.6 Supplier agrees that the representations and warranties contained in this Agreement are reaffirmed with each shipment or delivery of Products.

6.7 If Supplier delivers Products that are defective, non-conforming, or otherwise fail to comply with the warranties in this Agreement during the Warranty Period, or which experience an Excessive Failure as defined in Section 1.3(e) above (“affected Products”), whether or not apparent upon inspection, Supplier shall promptly and at its sole expense: (i) at Motorola’s option, [CONFIDENTIAL TREATMENT] the affected Products, or [CONFIDENTIAL TREATMENT] for the affected Products (ii) expedite late deliveries and performance; and (iii) [CONFIDENTIAL TREATMENT] for any additional, related [CONFIDENTIAL TREATMENT], including [CONFIDENTIAL TREATMENT] by Motorola or Motorola designated third parties, [CONFIDENTIAL TREATMENT] to isolate affected Products, reworking, retesting, storage, [CONFIDENTIAL TREATMENT], repackaging, [CONFIDENTIAL TREATMENT], replacing and expediting the affected Products; (iv) pay to Motorola all costs of investigating, recovering, recalling, replacing or repairing [CONFIDENTIAL TREATMENT] or are otherwise [CONFIDENTIAL TREATMENT] by the affected Products; and (v) [CONFIDENTIAL TREATMENT] all other costs, charges,

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

fines, penalties, or damages incurred by Motorola [CONFIDENTIAL TREATMENT] solely to the extent resulting from the affected Products. Supplier agrees that the foregoing remedies are in addition to any other remedies provided elsewhere in this Agreement and remedies available under law or equity.

6.8 In addition to the other rights and remedies provided in this Agreement, if at any time one or more of the Products experiences an Excessive Failure, then: (i) Motorola, at its option, may reschedule or cancel all Orders and Forecasts for the affected Product without liability of any kind, including but not limited to liability for raw materials, work-in-process, or finished goods Supplier may have on-hand for the Order or the Forecast; (ii) Supplier, at its sole expense, will take immediate remedial action for impacted and potentially impacted Products, according to a corrective action plan approved by Motorola; and (iii) Supplier shall be liable for all [CONFIDENTIAL TREATMENT] in connection with the affected Products.

6.9 Assembly Products

6.9.1	Motorola agrees that upon placing any Order for PCBA Product or other assembly Product, it shall give Supplier a bill of materials for such Order (the “BOM”). The BOM shall include a listing of all components to be used in such assembly Product, including any components that (a) are purchased from, provided by or otherwise obtained from a third party and designed by or specifically for Motorola (“Motorola Designed Components”) or (b) are a specific component Motorola requires Supplier to purchase or otherwise obtain from a specific supplier (“Motorola Specified Components”). Notwithstanding any other provision, the representations and warranties in Sections 6.4, 6.5, 6.7, 6.8, and 18.2 [CONFIDENTIAL TREATMENT]:

(i)	a [CONFIDENTIAL TREATMENT]; or

(ii)	a [CONFIDENTIAL TREATMENT], if

(A) [CONFIDENTIAL TREATMENT] written request to obtain such component from another [CONFIDENTIAL TREATMENT] means that (1) the alternative supplier and product meet Motorola’s requirements, including quality, quantity, price and delivery, and (2) choosing such alternative supplier does not cause [CONFIDENTIAL TREATMENT] specific supplier for the Motorola Specified Component; provided, however, that if Supplier has evidence of serious, current, warranty, quality or other performance issues with Motorola’s original specific supplier for a Motorola Specified Component, then clause (2) will not be part of the definition of [CONFIDENTIAL TREATMENT], and

(B) Supplier does not [CONFIDENTIAL TREATMENT] with Motorola’s [CONFIDENTIAL TREATMENT] suppliers.

6.9.2 Notwithstanding the foregoing, however, Supplier will utilize world-class industry standard practices to perform inspections and testing, unless a different inspection and/or testing specification is otherwise agreed by the Parties (the “Applicable Inspection(s) and Test(s)”), and Supplier’s warranties shall extend to defects in, or other warranty failures of, [CONFIDENTIAL TREATMENT] and [CONFIDENTIAL TREATMENT], if such [CONFIDENTIAL TREATMENT] by the Applicable Inspection(s) and Test(s) for such Product.

7.	LICENSE GRANTS

7.1 Object Code License. Supplier grants to Motorola and its third party contractors a perpetual, irrevocable, worldwide, non-exclusive, fully paid up license, with right of sublicense, to use, make, reproduce, demonstrate, create Derivative Works, market, and/or otherwise distribute Documentation and Object Code incorporated into a Product or as a stand alone accessory; and to grant End Users the limited right to use the Documentation and Object Code; in each case to the extent necessary to use or support the Products sold under this Agreement and for no other purpose. All rights granted to End Users shall survive termination or alteration of this Agreement.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

7.2 Source Code License. To the extent Source Code is provided hereunder, Supplier grants to Motorola and its third party contractors a perpetual, irrevocable, worldwide, non-exclusive, fully paid-up license: (i) to create Derivative Works; (ii) to use, modify, maintain, support and reproduce the Source Code; and (iii) to assemble, edit, merge, translate or compile additional copies of Source Code, including Derivative Works thereof, to Object Code. To the extent Source Code is not provided for Software or any component thereof, Supplier shall place all Source Code for the Software into escrow with Motorola’s escrow agent.

7.3 At Motorola’s request and thereafter on each anniversary of the Effective Date of this Agreement, Supplier agrees to deposit with a mutually agreed upon person (“Escrow Agent”), at the sole expense of Motorola, the most recent source code of the Software. If Supplier experiences any of the circumstances set out in Section 2.2b of this Agreement, suffers a defect in the Software, or performance, quality, support or maintenance issue with the Software, Motorola may direct the Escrow Agent to deliver to Motorola the deposited source code of the Software. During any period of time in which the released source code of the Software is in the possession of Motorola, Motorola shall have the right to use the source code of the Software in accordance with licenses and other terms and conditions set forth in this Section 7. Supplier expressly agrees to comply promptly with the foregoing obligations and agrees that Motorola shall be entitled to an injunction for specific performance of such obligation in the event Supplier’s representative, including any trustee in bankruptcy, refuses to comply with the foregoing obligations. In the event of bankruptcy, the Parties acknowledge that Motorola shall be entitled to the full protection provided to licensees of intellectual property rights specified in 11 U.S.C. § 365.

7.4 Supplier understands that one or more secondary suppliers may be furnishing to Motorola products the same as, or similar to, Supplier’s Products (“Similar Products”). During the term of this Agreement, Supplier hereby covenants and agrees [CONFIDENTIAL TREATMENT] against [CONFIDENTIAL TREATMENT], excluding any such [CONFIDENTIAL TREATMENT] any claim, action or proceeding alleging that a [CONFIDENTIAL TREATMENT] (but only with respect to any such [CONFIDENTIAL TREATMENT]), [CONFIDENTIAL TREATMENT] or otherwise [CONFIDENTIAL TREATMENT], provided however, that the foregoing covenant shall not apply to the extent that [CONFIDENTIAL TREATMENT] were [CONFIDENTIAL TREATMENT], otherwise [CONFIDENTIAL TREATMENT] or [CONFIDENTIAL TREATMENT] by [CONFIDENTIAL TREATMENT] from a secondary supplier in the event of any of the following: (a) a breach of [CONFIDENTIAL TREATMENT] due to the unauthorized [CONFIDENTIAL TREATMENT] to such [CONFIDENTIAL TREATMENT] by a [CONFIDENTIAL TREATMENT] or a [CONFIDENTIAL TREATMENT] and such secondary supplier [CONFIDENTIAL TREATMENT] such secondary supplier’s [CONFIDENTIAL TREATMENT]; or (b) Supplier has been [CONFIDENTIAL TREATMENT] by any such secondary supplier and Motorola, its affiliates or any Motorola Party [CONFIDENTIAL TREATMENT] such secondary supplier or any other secondary supplier [CONFIDENTIAL TREATMENT] for more than one (1) [CONFIDENTIAL TREATMENT]. Supplier’s foregoing covenant will survive the expiration or termination of this Agreement for any such Similar Products purchased or supplied to Motorola or its affiliates during the term of this Agreement. The foregoing covenant will be binding on Supplier’s successors in interest to, all transferees or assignees of and any exclusive licensee of any Supplier’s Intellectual Property Rights, but only to the extent that such [CONFIDENTIAL TREATMENT] are the subject [CONFIDENTIAL TREATMENT] furnished by any such [CONFIDENTIAL TREATMENT] or obtained by [CONFIDENTIAL TREATMENT]. Supplier agrees to inform all successors in interest, transferees, assignees or licensees of this covenant and to obtain their written consent to be bound by this covenant.

During the term of this Agreement and in situations in which Supplier’s foregoing covenant applies, if Supplier asserts any of Supplier’s Intellectual Property Rights against a secondary supplier alleging infringement by such Similar Products and Supplier is awarded injunctive relief by a court of law, Supplier will [CONFIDENTIAL TREATMENT] rights to that [CONFIDENTIAL TREATMENT], but solely as [CONFIDENTIAL TREATMENT] of such secondary [CONFIDENTIAL TREATMENT] or its [CONFIDENTIAL TREATMENT], for a period of one (1) month, provided, however, that at a Motorola Party’s written request, Supplier will enter [CONFIDENTIAL TREATMENT] with such [CONFIDENTIAL TREATMENT] to extend such [CONFIDENTIAL TREATMENT] days, subject to [CONFIDENTIAL TREATMENT] secondary supplier [CONFIDENTIAL TREATMENT] upon a reasonable [CONFIDENTIAL TREATMENT] to Supplier.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

7.5 Motorola may, at its sole discretion, reproduce in whole or in part, any copyright notices or other proprietary legends belonging to Supplier on any copies that Motorola makes of the Software, including modified copies of the Software. Supplier’s title to the Software will remain in and be the sole and exclusive property of Supplier. Motorola may allow third parties to exercise the rights and licenses granted in this Section 7 for the benefit of Motorola or its customers.

7.6 All trademarks, service marks, insignia, symbols, or decorative designs, and trade names and other symbols and devices associated with Motorola and Motorola’s products and services (“Motorola Marks”) are the sole property of Motorola. Supplier acknowledges and agrees that it: (i) has no right to use the Motorola Marks without Motorola’s prior written consent; (ii) will take no action which might derogate from Motorola’s rights in, ownership of, or the goodwill associated with such Motorola Marks; and (iii) will remove all Motorola Marks from any Products not purchased by Motorola.

7.7 All tools, equipment, dies, gauges, models, drawings, or other materials paid for or furnished or bailed by Motorola to Supplier (“Property”) are, and will remain, the sole property of Motorola. Supplier will safeguard all Property: (i) while it is in Supplier’s custody and control; (ii) be liable for any loss or damage to the Property; (iii) keep the Property free from all mechanic’s, materialmen’s and other similar liens or charges; (iv) use the Property only for Motorola orders; and (v) return the Property to Motorola upon request without further bond or action. Supplier agrees to waive and hereby does waive any lien it may have in regard to the Property and to ensure that subcontractors do the same.

7.8 For the term of this Agreement, Motorola grants to Supplier a royalty-free, non-transferable, nonexclusive license to use all Software in Object Code form and related documentation furnished by Motorola (“Motorola Supplied Software”) for internal use by Supplier’s employees at Supplier’s facilities for the purpose of manufacturing, testing and supplying Products to Motorola pursuant to this Agreement. Supplier may make up a reasonable number of copies of the Motorola Supplied Software as necessary for Supplier’s internal use permitted under the foregoing license. Supplier agrees that all Motorola Supplied Software will be deemed to be Confidential Information of Motorola that is subject to the terms and conditions of Section 10 of this Agreement.

7.9 Co-development between Supplier and Motorola, if any, will be addressed in a separate agreement.

8.	PRODUCT CHANGE, PRODUCT DISCONTINUANCE, NEW TECHNOLOGY, SERVICE AND SUPPORT

8.1 Product Change. Supplier will not make changes to Products or changes to the processes, BOM, materials, design, tools, or locations used to manufacture, assemble, or package the Products without Motorola’s prior written approval. Motorola may request additional time to complete qualification of a proposed change, and Supplier must allow for this contingency in its change implementation timing. Unless a longer period is specified in the applicable Product Schedule, Supplier will provide Motorola with a minimum of [CONFIDENTIAL TREATMENT] months prior written notice of any intent to change: (i) the design, content, form, fit, or function of any Product; (ii) the location of manufacture, assembly, or packaging of the Product; or (iii) the part number(s) of any Product. Backward compatibility to prior Product and software versions is required unless agreed otherwise. Motorola will respond to each Product Change Notice (“PCN”). If Motorola provides written acceptance, Supplier may make the requested change(s) and begin to ship Products with such accepted changes once they have been qualified, whether or not the notice period described above has expired If Motorola rejects the change(s) or does not provide written acceptance within the notice period specified above, Supplier may not make the change. If Supplier does not follow Motorola’s required product change process, and Motorola has not waived (in documented form) Supplier’s obligation to follow the product change process, Supplier shall be responsible for [CONFIDENTIAL TREATMENT] resulting from the Product change.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

8.2 Discontinued Product. If Supplier intends to stop offering any Product for sale to Motorola for any reason (“Discontinued Product”), unless a longer period is specified in the applicable Product Schedule, Supplier will give Motorola a minimum of [CONFIDENTIAL TREATMENT] months prior written notice, or if Supplier is the only Motorola-qualified source of the Discontinued Product, a minimum of [CONFIDENTIAL TREATMENT] months prior written notice (“End of Life Period”). During the End of Life Period, Motorola will a) provide Supplier with a forecast of anticipated demand for the Discontinued Product during the End of Life Period and a final lifetime buy volume forecast; and b) may continue to place Orders for Discontinued Product, with delivery not to exceed [CONFIDENTIAL TREATMENT] months from the date of the Order. Additionally, unless Supplier is no longer offering such Discontinued Product for sale to Motorola due to Motorola’s rejection of a PCN provided to Motorola in accordance with Section 8.1 above, Supplier will, at Motorola’s request, (i) deliver to Motorola or its designated third-party manufacturer all materials [CONFIDENTIAL TREATMENT] for manufacture and supply to Motorola of the Discontinued Product, and (ii) assist Motorola in making alternative supply arrangements for the manufacture and supply of Discontinued Product, including [CONFIDENTIAL TREATMENT] to Motorola and a mutually agreed third-party manufacturer, [CONFIDENTIAL TREATMENT]. The obligations of Supplier in both (i) and (ii) are solely for the purpose of allowing, and the license in (ii) shall be limited in scope to allow, Motorola to make or have made, sell, offer to sell, import, otherwise dispose of, sublicense and distribute Discontinued Product (but not other parts and products derived therefrom). For purposes of this Section 8.2, Supplier’s Intellectual Property Rights do not include any rights Supplier has obtained to the Intellectual Property of third parties, without sublicense rights consistent with the license terms above; provided, however, that to the extent that such rights are necessary for the sale, use or other distribution of the Discontinued Products supplied to Motorola under this Agreement [CONFIDENTIAL TREATMENT], Supplier will at Motorola’s request and expense, assist Motorola in obtaining the necessary rights from the third party.

Supplier agrees that Motorola may be irreparably harmed by Supplier’s failure to fulfill its obligations under this section, that money damages may not adequately compensate Motorola for such harm, and that Motorola is entitled to seek injunctive relief to prevent any threatened or continued breach of this section and to specifically enforce this section, in addition to all other remedies to which Motorola may be entitled to at law or in equity.

8.3 Long Life Businesses. Certain Motorola businesses are required to supply customers with products for extended periods of time, [CONFIDENTIAL TREATMENT] (“Long Life Businesses”). Supplier understands and agrees to extend the periods of time that Motorola may place orders, and Supplier will supply Product (the “Order and Supply Period”) as follows:

Order and Supply Period. Motorola may order Products under this Agreement for Long Life Businesses by specifying an Order and Supply Period in a particular Product Schedule.

Discontinued Product. In the event Supplier intends to discontinue offering for sale a Product listed on this Product Schedule during an Order and Supply Period, Supplier will provide Motorola with [CONFIDENTIAL TREATMENT] months prior written notice). Motorola will provide Supplier with a Forecast of its anticipated demand for the remainder of the Order and Supply Period for the Discontinued Product to allow Supplier to meet Motorola’s needs. Notwithstanding any notice from Supplier to discontinue such Product, Motorola may continue to order and Supplier will continue to furnish Motorola with such Discontinued Product for the remainder of applicable Order and Supply Period. This provision survives any expiration or termination of the Agreement.

Except as provided above, in all other respects, the terms of the Agreement apply to Motorola purchases of Products listed on the particular Product Schedule, and will continue to apply to those Products during any extended Order and Supply Period specified in the Product Schedule.

8.4 Motorola Changes. Motorola may request changes to Products. Supplier will implement the changes and all applicable Orders will be deemed amended to incorporate the changes. Provided, however, if the requested changes will increase or decrease the cost of performance or the time required to perform, Supplier will advise Motorola in writing, and Supplier will not implement the change until Motorola gives Supplier written authorization to do so.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

8.5 New Technology. In the event Supplier intends to [CONFIDENTIAL TREATMENT], or [CONFIDENTIAL TREATMENT], Supplier will, if Supplier believes, in its sole discretion, that such [CONFIDENTIAL TREATMENT] terms and conditions.

8.6 Service and Support. Supplier will provide training and documentation to Motorola as set forth in Exhibit D, Training and Documentation Requirements. Supplier will, make available spare parts and repair services for a period of [CONFIDENTIAL TREATMENT] years after notice of Product discontinuance, unless a longer period is specified in the Product Schedule in which case that longer period shall apply.

8.7 Status Meetings, Reports, and Reviews. Supplier will provide Motorola information about, and participate in regular meetings with Motorola to discuss, the status of outstanding deliverables, and any actual or potential issues that may arise related to Supplier’s performance under this Agreement.

9.	QUALITY AND INSPECTION

9.1 All Products supplied to Motorola will be in conformity with the Product specifications, which include, but are not limited to, Motorola’s W-18 specifications and PPAP standards. All Products must satisfy Motorola’s test and quality standards, meet applicable industry quality and performance standards, comply with all applicable legal and regulatory requirements, and be merchantable and fit for the purpose intended by Motorola. Supplier agrees to support Motorola’s Six Sigma standards and adhere to Motorola-required quality processes on an ongoing basis, with the objective of delivering zero (0) defects for all Products.

9.2 Supplier will provide to Motorola by the [CONFIDENTIAL TREATMENT] day of each month the quality data described in Exhibit B, for Products supplied during the prior [CONFIDENTIAL TREATMENT] days. The average of the total defects per unit (“DPU”) will be tracked continuously on a monthly basis for the term of this Agreement and for each Product. Additionally, Supplier will provide a monthly Pareto analysis of defects found with root causes identified and a corrective action plan. During the applicable Warranty Period, Motorola may at its option reject lots that test above defect standards acceptable to Motorola and require Supplier to immediately replace each defective Product contained in a rejected lot at Supplier’s expense, in accordance with Section 6.7 Additionally, in the event that Supplier’s [CONFIDENTIAL TREATMENT], Supplier will have a period of [CONFIDENTIAL TREATMENT] hours from the date of notice by Motorola to take containment action (“Containment Action”) and period of [CONFIDENTIAL TREATMENT] days from the date of notice by Motorola to take permanent corrective action. If the [CONFIDENTIAL TREATMENT] during the corrective [CONFIDENTIAL TREATMENT] day period indicate that the [CONFIDENTIAL TREATMENT] rates have not been reduced to acceptable levels, then, in addition to the other remedies provided in this Agreement, Motorola may at its option [CONFIDENTIAL TREATMENT] of the [CONFIDENTIAL TREATMENT], and reschedule or cancel all open Orders for the affected Product without further liability. In the event Containment Action is triggered under this Section 9.2, Motorola shall have the right at Supplier’s expense to have a third party inspect Supplier’s Products for nonconformance and/or defects.

9.3 Supplier will cooperate with Motorola, as requested, in the implementation by Supplier of a Quality Assurance/Reliability program reasonably satisfactory to Motorola. Supplier will engage in continuous improved quality performance including but not limited to adherence to the following items:

a.	Goal of delivery of zero (0) Product defects

b.	Improved corrective action response time

c.	Implement industry appropriate statistical process control and statistical product control methods, including but not limited to, Statistical Process Control (“SPC”), Support Process Average Testing (“PAT”) and Statistical Yield Analysis (“SYA”)

d.	New product safe-launch planning

e.	Certification of TS-16949 Rev. 2002.10

f.	Motorola has adopted ISO-9001(2000) as its quality systems standard and requires all suppliers to be ISO-9001(2000) registered. Supplier agrees to use its commercially reasonable efforts to

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

meet this standard and any additional certification requested by Motorola. Business units within Motorola that service specific industry segments may require suppliers to attain additional certifications such as TS-16949(2002) or TL-9000.

g.	Implement Display Quality Common Measurement System (“QCMS”) during production for statistical process control. Supplier will have capability to use QCMS on 100% of Products for which any optical parameter does not meet CP≥2 and CPK≥1.5 requirements.

10.	CONFIDENTIAL INFORMATION

10.1 The Parties will (i) maintain the confidentiality of each other’s Confidential Information and not disclose it to any third party, except as authorized by the original disclosing party in writing; (ii) restrict disclosure of Confidential Information only to employees, contract employees and third party contractors who have a “need to know” in order for the party to perform its obligations and exercise its rights under this Agreement, and who are bound to maintain the confidentiality of the Confidential Information by terms of nondisclosure no less restrictive than those contained herein; (iii) handle Confidential Information with the same degree of care the receiving party applies to its own confidential information, but in no event, less than reasonable care, and (iv) use Confidential Information only for the purpose of performing, and to the extent necessary to fulfill, their respective obligations under this Agreement; (v) promptly notify the other Party upon discovery of any unauthorized use or disclosure of the Confidential Information and take reasonable steps to regain possession of the Confidential Information and prevent further unauthorized actions or breaches of this Agreement. Neither Party will reverse engineer, de-compile, or disassemble any Confidential Information of the other Party. Confidential Information is and at all times will remain the property of the disclosing Party. No use of any Confidential Information is permitted except as expressly provided herein, and no grant under any proprietary rights is hereby given or intended, including any license implied or otherwise. Upon receipt of written request, the receiving Party will return to the disclosing Party all Confidential Information, along with all copies and portions thereof.

10.2 Notwithstanding anything to the contrary herein, the receiving Party has no obligation to preserve the confidentiality of any information that is (i) previously known, or received rightfully by the receiving Party without any obligation to keep it confidential, (ii) distributed to third parties by the disclosing Party without restriction, (iii) publicly available other than by unauthorized disclosure by the receiving Party, (iv) independently developed by the receiving Party, or (v) disclosed to a governmental authority lawfully demanding Confidential Information, provided that the receiving Party provides sufficient prior written notice of the demand to allow the disclosing Party a reasonable opportunity to object to the scope or terms of the governmental demand or obtain a protective order, the receiving Party uses all reasonable efforts to resist disclosure before complying with the disclosure request, and if disclosure ultimately is required, the receiving Party discloses only the Confidential Information specifically required and only to the extent compelled to do so, and the receiving Party otherwise continues to maintain confidentiality after the required disclosure.

10.3 Motorola will retain ownership of all specifications for the Products (“Specifications”) provided by Motorola to Supplier under this Agreement, and will be the owner of all modifications or enhancements made by Supplier to such Specifications. At Motorola’s request and expense, Supplier shall execute all papers and provide reasonable assistance to Motorola necessary to vest ownership in Motorola of all such modifications or enhancements and to enable Motorola to obtain Intellectual Property Rights in any such modifications or enhancements. Supplier agrees to treat the Specifications as Confidential Information of Motorola that will not be disclosed in whole or part to or used for any third party, without Motorola’s prior written consent. Supplier’s obligations as stated in this Section 10.3 will survive the expiration or termination of this Agreement.

10.4 Supplier may from time to time provide suggestions, comments or other feedback (“Feedback”) to Motorola with respect to Specifications or Confidential Information provided originally by Motorola. Both Parties agree that all Feedback is and shall be given entirely voluntarily. Feedback, even if designated as confidential by Supplier, will not, absent a separate written agreement, create any confidentiality obligation for Motorola. Supplier will not give Feedback that is subject to license terms that seek to require any Motorola product, technology, service or documentation incorporating or derived from such Feedback, or Motorola’s Intellectual Property Rights, to be licensed or otherwise shared with any third party.

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THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

Furthermore, except as otherwise provided herein or in a separate subsequent written agreement between the Parties, Motorola shall be free to use, disclose, reproduce, license or otherwise distribute, and exploit any Feedback provided to it by Supplier as Motorola sees fit, entirely without obligation or restriction of any kind on account of Intellectual Property Rights or otherwise. Motorola’s right to use Feedback as stated in this Section 10.4 will survive the expiration or termination of this Agreement.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

10.5 The existence of this Agreement, and its terms and conditions, are Confidential Information.

10.6 Each Party’s obligations under this Agreement to keep confidential and restrict use of the other Party’s Confidential Information will survive five (5) years from expiration or termination of this Agreement.

11.	INDEMNIFICATION

11.1 Each Party will indemnify and hold harmless the other Party, its officers, directors, employees, contractors, and agents (“Indemnified Parties”) from any and all third party claims, damages, expenses, suits, losses, or liabilities (“Claims”) for any death, injury, or property damage caused by acts or omissions of the indemnifying Party, its officers, directors, employees, contractors, or agents (“Indemnifying Parties”) arising from or connected with the performance of this Agreement. To receive the foregoing indemnities, the Party seeking indemnification must promptly notify the other in writing of a Claim and provide reasonable cooperation and full authority to defend or settle the Claim. Neither Party will have any obligation to indemnify the other under any settlement made without its written consent.

11.2 Supplier will indemnify, defend and hold harmless Motorola and its affiliates, customers, distributors, officers, directors, employees, contractors, successors, assigns, and agents (the “Motorola Indemnitees”) against all Claims that arise out of, or are connected with, Supplier’s acts or omissions under this Agreement, or the acts or omissions of Supplier’s officers, directors, employees, contractors, representatives, or agents under this Agreement, including without limitation the delivery of Products that are defective, non-conforming, or that otherwise fail to comply with Supplier’s warranties as set forth in this Agreement. Supplier will reimburse the Motorola Indemnitees for all losses, costs, and expenses the Motorola Indemnitees incur as a result of such Claims, including court costs and attorneys fees.

11.3 Supplier agrees to indemnify and hold harmless the Motorola Indemnitees, from any and all Claims arising from or by reason of any actual or claimed infringement of any patents, trade secrets, trademarks, maskworks, copyrights or other intellectual property rights, and to defend any suits based thereon with respect to the use, license, distribution, or sale of Products, or of a Motorola product solely by virtue of incorporation of a Product or Products into such Motorola product, provided that: (i) Motorola gives Supplier prompt notice in writing of any such suit and permits Supplier, through counsel of its choice, to answer the charge of infringement and defend the claim or suit; (ii) Motorola provides Supplier information, assistance and authority, at Supplier’s expense, to enable Supplier to defend the claim or suit; (iii) Motorola gives Supplier full control of any settlement negotiations, and (iv) Supplier’s obligations under this Section 11.3 does not apply to the extent a Claim results from that described in Section 6.2(a) – (c). If the use of any portion of the Products provided hereunder is enjoined as a result of such suit, then Supplier, [CONFIDENTIAL TREATMENT], will either procure the right for Motorola and its customers to continue using the Products or replace or modify the Products so that they become non-infringing and are of equivalent or superior functionality. If neither of the foregoing alternatives is available on terms which are acceptable to Motorola, Motorola may [CONFIDENTIAL TREATMENT], at Motorola’s sole option, for [CONFIDENTIAL TREATMENT]. Supplier agrees that its obligations to indemnify, as set forth in this Section 11, will survive the termination or expiration of this Agreement.

11.4 Supplier will not enter into any settlement agreement that affects any Motorola Indemnitee without Motorola’s prior written consent. Motorola may, at its sole expense, actively participate in any suit or proceeding, through its own counsel.

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THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

12.	LIMITATION OF LIABILITY

EXCEPT FOR THE PARTIES’ [CONFIDENTIAL TREATMENT] OBLIGATIONS IN SECTION [CONFIDENTIAL TREATMENT], SUPPLIER’S [CONFIDENTIAL TREATMENT] OBLIGATIONS IN SECTION [CONFIDENTIAL TREATMENT], SUPPLIER’S [CONFIDENTIAL TREATMENT] OBLIGATIONS IN SECTION 17.17, SUPPLIER’S COMPLIANCE WITH LAWS OBLIGATIONS IN SECTION 18, AND THE PARTIES’ CONFIDENTIALITY OBLIGATIONS IN SECTION 10, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES. FOR PURPOSES OF CLARIFICATION, ANY AMOUNTS SPECIFIED UNDER SECTIONS [CONFIDENTIAL TREATMENT], OR [CONFIDENTIAL TREATMENT], WILL BE CONSIDERED [CONFIDENTIAL TREATMENT]. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE MAXIMUM LIABILITY OF SUPPLIER UNDER THIS AGREEMENT, WHETHER ALLEGED UNDER CONTRACT, TORT, OR ANY OTHER THEORY SHALL BE LIMITED TO THE [CONFIDENTIAL TREATMENT].

13.	SUPPLIER OWNED INVENTORY PROGRAM

Supplier will participate in Motorola’s supplier owned inventory program (the “SOI Program”) pursuant to which Supplier will retain both risk of loss for, and title to, Products that will be stored in Motorola or third-party warehouses (“Hubs”). Specific terms and conditions for the SOI Program will be established under separate supplier owned inventory contract (the “SOI Agreement”) with Motorola and Motorola’s third party hub operators.

14.	INSURANCE

14.1 Supplier will (i) maintain statutory Worker’s Compensation, Employer’s Liability, Broad Form Commercial General Liability, and Business Automobile Liability Insurance on behalf of Supplier and its subcontractors, and Contractual Liability Insurance for liability under this Agreement, in each instance of at least [CONFIDENTIAL TREATMENT] (U.S.) combined single limit; (ii) maintain insurance covering its assets and operations in an amount sufficient to fund the costs of compliance with the Business Interruption and Recovery Plan required by this Agreement; (iii) maintain Umbrella / Excess Liability Insurance of [CONFIDENTIAL TREATMENT] (U.S.) per occurrence; (iv) [CONFIDENTIAL TREATMENT] and, under the Commercial General Liability policy, include a [CONFIDENTIAL TREATMENT]; (v) provide a waiver of subrogation in favor of Motorola under the Workers Compensation and Employers’ Liability policies; (vi) cause its insurance to be designated as primary and provide for [CONFIDENTIAL TREATMENT] minimum prior notice of cancellation to Motorola; (vii) at Motorola’s request, furnish evidence of insurance from a locally licensed insurance provider reasonably acceptable to Motorola; and (viii) require its Supply Chain to maintain, at a minimum, the same coverage and limits required of Supplier.

14.2 Nothing contained within these insurance requirements will be deemed to limit or expand the scope, application and/or limits of the coverage afforded, which coverage will apply to each insured to the full extent provided by the terms and conditions of the policies. Nothing contained within this provision will affect and/or alter the application of any other provision contained with this Agreement. Deductibles or self-insured retentions must not exceed [CONFIDENTIAL TREATMENT] unless declared to and approved by Motorola prior to the date of this Agreement. The deductible and/or self-insured retention of the policies will not limit or apply to the Supplier’s liability to Motorola and will be the sole responsibility of the Supplier.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

15.	FORCE MAJEURE

Neither Party will be in default of its obligation hereunder to the extent that its performance is delayed or prevented by a force majeure, which is defined as an event, circumstance, or act of a third party that is beyond the Party’s reasonable control and could not have been avoided by the exercise of due care. Upon the occurrence of a force majeure, the Party claiming a force majeure will provide the other Party with written notice, including the estimated delay and actions being taken or planned to avoid or minimize the impact of any delay. The Party claiming a force majeure will have the burden of establishing that a force majeure has delayed delivery or performance and to use commercially reasonable efforts to minimize the delay. If a force majeure event results in a delay of more than thirty (30) days, the other Party may cancel any further delivery or performance, including pending deliveries, with no liability.

16.	GOVERNING LAW AND DISPUTE RESOLUTION

16.1 Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflicts of law provisions. The Parties specifically disclaim application of the United Nations Convention on Contracts for the International Sale of Goods.

16.2 Dispute Resolution. Motorola and Supplier will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and spirit of mutual cooperation. Disputes will be resolved by the following process. The dispute will be submitted in writing to a panel of two (2) senior executives from each of Motorola and Supplier for resolution. If the executives are unable to resolve the dispute within fifteen (15) days, either Party may refer the dispute to mediation, the cost of which will be shared equally by the Parties, except that each Party will pay its own attorney’s fees. Within fifteen (15) days after written notice demanding mediation, the Parties will choose a mutually acceptable mediator. Neither Party will unreasonably withhold consent to the selection of the mediator. Mediation will be conducted in Illinois. If the dispute cannot be resolved through mediation within forty-five (45) days, either Party may submit the dispute to a state or federal court of competent jurisdiction in Northern Illinois, U.S.A.

Use of any dispute resolution procedure will not be construed under the doctrines of laches, waiver, or estoppel to adversely affect the rights of either Party. Nothing herein prevents either Party from resorting directly to judicial proceedings if the dispute is with respect to intellectual property rights, or interim relief from a court is necessary to prevent serious and irreparable injury to a Party or others. Supplier’s performance under this Agreement will not be suspended during the pendency of any dispute.

17.	OTHER TERMS AND CONDITIONS

17.1 Assignment. Except as otherwise provided herein, neither Party may assign this Agreement or any of its rights or obligations hereunder, without the prior written approval of the other Party, which will not be unreasonably withheld. Any attempted assignment, delegation or transfer without the necessary approval will be void. Unless otherwise agreed in writing by Motorola, in the event of a sale or transfer of Supplier’s business or assets, whether by operation of law or otherwise, Supplier will make assumption of its obligations under this Agreement a condition of the sale or transfer. Notwithstanding any provision herein or elsewhere to the contrary, in the event Supplier merges with, purchases or otherwise assumes the business [CONFIDENTIAL TREATMENT], the terms and conditions of this Agreement will continue to govern the relationship between Supplier and Motorola (including the business of such third party once merged with, bought by, or otherwise assumed by, Supplier), regardless of whether or not such [CONFIDENTIAL TREATMENT] entity had a similar corporate supply agreement with Motorola. Nothing in this Section 17.1 is intended to operate as, and will not be treated as, a release of any pre-existing obligations that [CONFIDENTIAL TREATMENT] or any of its affiliates may have with Motorola.

Supplier hereby authorizes Motorola to assign its rights or obligations under this Agreement without the need for further Supplier approval, in whole or in part, in connection with the divestiture, merger, consolidation, or similar transaction affecting a Motorola business covered by this Agreement.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

17.2 Authority. Each Party represents and warrants that (i) it has obtained all necessary approvals, consents and authorizations to enter into this Agreement and to perform and carry out its obligations under this Agreement, (ii) the person executing this Agreement on its behalf has express authority to do so and to bind the Party, and (iii) the execution, delivery, and performance of this Agreement does not violate any provision of any bylaw, charter, regulation, or any other governing authority of the Party, and has been duly authorized by all necessary partnership or corporate action, and this Agreement is a valid and binding obligation of that Party.

17.3 [CONFIDENTIAL TREATMENT] From the Effective Date of this Agreement and for a period of [CONFIDENTIAL TREATMENT] year after termination thereof, except as hereinafter provided and subject to local law, each Party agrees not to [CONFIDENTIAL TREATMENT], or cause, allow, permit, or aid others to [CONFIDENTIAL TREATMENT]. The term [CONFIDENTIAL TREATMENT] will not include any [CONFIDENTIAL TREATMENT] and the like and any [CONFIDENTIAL TREATMENT] In the event Supplier is in breach of its obligations, the operation of this Section 17.3 will be deemed suspended and no longer in force.

17.4 Business Interruption and Recovery Plan. Within thirty (30) days of a request by Motorola, Supplier will provide Motorola with a detailed, appropriate, written business interruption and recovery plan, including business impact and risk assessment, crisis management, information technology disaster recovery, and business continuity. Supplier will update the plan annually. Supplier will notify Motorola in writing within twenty-four (24) hours of any activation of the plan.

17.5 Counterparts and Signatures. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same Agreement. This Agreement is fully executed when each Party has signed one or more counterparts and delivered the counterparts to the other Party. Facsimile signatures will be binding to the same degree as original signatures.

17.6 Cumulative Remedies. Unless specifically prohibited by this Agreement, if either Party breaches this Agreement, the non-breaching Party has the right to assert all available legal and equitable remedies.

17.7 Disclosures. This Agreement does not grant Supplier or any third Party, by implication, estoppel, or otherwise, any right to inspect or examine any of Motorola’s data, documents, instruments, financial statements, balance sheets, business records, software, systems, premises, or plants.

17.8 Express License Grants. No license, implied or express, under any Motorola Intellectual Property Rights or Supplier Intellectual Property Rights to use or incorporate any such Intellectual Property Rights into the Products is conveyed to a Party by the other Party unless expressly conveyed in this Agreement. If Supplier requires any license to Motorola Intellectual Property Rights for purposes of making or selling a Product to any third party other than Motorola, the license or licenses must be conveyed to Supplier by express license grants in this Agreement or other agreements between Supplier and Motorola.

17.9 Headings. The headings in this Agreement are for convenience and do not form a part of this Agreement.

17.10 Publicity. Supplier will not issue a press release or make any other disclosure regarding this Agreement, the Parties’ business relationship or about Motorola or Motorola’s business generally, without Motorola’s prior written consent; provided, however, that the foregoing shall not apply to any situation where Supplier is required, or is advised by counsel that it is advisable, to make any disclosure regarding its business with Motorola pursuant to applicable law, statute, regulation, or court order.

17.11 Records and Inspections. Supplier will maintain all records related to the Products, as required by law, rule, or regulation. Motorola may, upon reasonable advance notice, inspect Supplier’s facilities, equipment, materials, records, and the Products that pertain to this Agreement, and may audit for compliance with this Agreement. Upon expiration or termination of this Agreement, at Motorola’s request, Supplier will transfer all records that were provided by Motorola hereunder, but may retain a copy of any records required to be kept by law, rule, regulation, or in connection with any legal process or proceeding, subject at all times to applicable confidentiality obligations.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

17.12 Relationship. Supplier will perform under this Agreement solely as an independent contractor, and nothing in this Agreement will be construed to be inconsistent with that relationship. Under no circumstances will any of Supplier’s personnel be considered employees or agents of Motorola. Nothing in this Agreement grants either Party the right or authority to make commitments of any kind for the other, implied or otherwise, without the other Party’s prior written agreement. This Agreement does not constitute or create, in any manner, a joint venture, partnership, or formal business organization of any kind.

17.13 Scrap/WIP/Raw Materials/Finished Goods Disposal. Supplier may not [CONFIDENTIAL TREATMENT] or otherwise [CONFIDENTIAL TREATMENT] of [CONFIDENTIAL TREATMENT] associated with any [CONFIDENTIAL TREATMENT] without [CONFIDENTIAL TREATMENT] permission.

17.14 Security. Each Party agrees that, when employees or agents of the visiting Party are on the premises of the host Party, they will at all times comply with all security regulations in effect. The visiting Party further agrees to abide at all times with off-premises security regulation when the visiting Party has Confidential Information of the host Party. Motorola and Supplier specifically agree not to disclose to any third party any proprietary information, systems, equipment, ideas, processes or methods of operation observed by visiting employees or agents, at either Party’s facilities, all of which shall be deemed Confidential Information as defined herein.

17.15 Set Off. Motorola will, to the fullest extent permitted by applicable law, have the right to apply any amounts owed by Supplier to Motorola, to reduce any amounts payable by Motorola to Supplier.

17.16 Severability. If one or more provisions of this Agreement is held to be unenforceable under applicable law, the unenforceable portion will not affect any other provision of this Agreement, this Agreement will be construed as if the unenforceable provision was not present, and the Parties will negotiate in good faith to replace the unenforceable provision with an enforceable provision with effect nearest to that of the provision being replaced.

17.17 [CONFIDENTIAL TREATMENT] Supplier will not [CONFIDENTIAL TREATMENT] any of its obligations under this Agreement without Motorola’s prior written consent. Supplier [CONFIDENTIAL TREATMENT] for all [CONFIDENTIAL TREATMENT] hereunder and will indemnify Motorola against any liability caused by the acts or omissions of [CONFIDENTIAL TREATMENT].

17.18 Successors. This Agreement is binding upon, inures to the benefit of, and is enforceable by, the Parties and their respective successors and permitted assigns.

17.19 Survival. A provision of this Agreement will survive expiration or termination of this Agreement if the context of the provision indicates that it is intended to survive.

17.20 Waiver. Failure of either Party to insist upon the performance of any term, covenant, or condition in this Agreement, or to exercise any rights under this Agreement, will not be construed as a waiver or relinquishment of the future performance of any such term, covenant, or condition, or the future exercise of any such right, and the obligation of each Party with respect to such future performance will continue in full force and effect.

17.21 Calendar Days. Unless expressly defined otherwise, all references to “day” or “days” in this Agreement shall mean calendar days.

18.	ETHICS AND COMPLIANCE.

18.1 The Parties acknowledge their commitment to conduct their business, directly through its employees and officers, and indirectly though third parties, in conformance with key beliefs of uncompromising integrity and constant respect for people. In recognition of the significance of this commitment, the Parties agree to conduct themselves at all times in the performance of this Agreement honestly and fairly, using the highest ethical standards, and to treat their employees, agents, contractors and customers with dignity.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

18.2 Supplier, on behalf of itself and, to the best of its knowledge on behalf of its suppliers and subcontractors (collectively, its “Supply Chain”), represents and warrants that (i) all Products are produced, manufactured, assembled, packaged, labeled, and supplied, (ii) services are rendered, and (iii) the actual Products and services provided are, in compliance with applicable laws, rules, regulations and standards, including those set out in Exhibit C. Upon request Supplier will re-certify compliance annually. Supplier will indemnify, defend and hold harmless Motorola Indemnitees (in accordance with, and subject to, the terms and conditions set forth in Section 11) from Claims arising from acts or omissions of Supplier’s Supply Chain to the extent such act or omission results in a breach of Supplier’s representation, warranty or obligation under this Agreement, subject, however, to the performance representation and warranty exclusions contained in Section 6.9.

19.	LEGAL NOTICES AND OTHER DOCUMENTS

All notices and other communications required or contemplated under this Agreement must be written and signed by an authorized representative of the Party providing such notice and be transmitted to the address shown below either by (i) personal delivery, (ii) expedited messenger service, (iii) registered or certified mail, postage prepaid and return receipt requested, (iv) electronic facsimile with confirmed answer back, or (v) electronic mail with confirmed answer back. Notices in conformity with the requirements of this Section 19 will be deemed given as of the day received.

To Motorola:

Motorola, Inc.

1475 W. Shure Drive

Arlington Heights, IL 60004

Attention: Global PCB Category Manager

Fax: [CONFIDENTIAL TREATMENT]

With a copy to:

[CONFIDENTIAL TREATMENT]

Corporate Vice President

Motorola Law Department

1475 West Shure Drive

Arlington Heights, IL 60004

To Supplier:

Multi-Fineline Electronix, Inc.

3140 East Coronado Street

Anaheim, CA 92806

Attention: President and COO

With a copy to: General Counsel

Fax number: [CONFIDENTIAL TREATMENT]

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

20.	ENTIRE AGREEMENT

This Agreement, together with the attached Exhibits and all Product Schedules that are entered into by the Parties in accordance with this Agreement, is the entire understanding between the Parties concerning the subject matter hereof and supersedes all prior discussions, agreements and representations, whether oral or written, express or implied. No alterations or modifications of this Agreement will be binding upon either Party unless made in writing and signed by an authorized representative of each Party.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

MOTOROLA, INC.		MULTI-FINELINE ELECTRONIX, INC.

By:	/s/ Rita S. Lane	By:	/s/ Reza Meshgin
Name:	Rita S. Lane	Name:	Reza Meshgin
Title:	Chief Procurement Officer, Integrated Supply Chain	Title:	President and COO

Signature Date: January 5, 2007		Signature Date: January 12, 2007

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

Exhibit A to Corporate Supply Agreement

Two-Way Schedule Sharing

1. Pursuant to Section 3.1 of the Agreement, unless agreed otherwise in writing, the Parties will use Two-Way Schedule Sharing to exchange Forecasts, Orders and delivery commitments for Products to be purchased hereunder. If the Parties elect to use an alternative form of communicating Forecasts, Orders, and delivery requirements for Products (e.g., by issuing individual purchase orders), then those communications also will be subject to the terms and conditions of this Exhibit A, including the rescheduling, cancellation liability and acceptance provisions hereof.

2. Definitions:

a. “Acceptable status” means Motorola’s inventory of a Product is either between the [CONFIDENTIAL TREATMENT] specified by Motorola, or [CONFIDENTIAL TREATMENT] but less than the [CONFIDENTIAL TREATMENT].

b. “Available Inventory” means the inventory available at a [CONFIDENTIAL TREATMENT], to be used to satisfy Backlog and Gross Demand.

c. “Backlog” means Motorola’s current demand for a Product in excess of the [CONFIDENTIAL TREATMENT] that is also projected to be consumed [CONFIDENTIAL TREATMENT].

d. “Gross Demand” means Motorola’s current or future demand for a Product, forecasted to be consumed during the relevant period.

e. “High status” means the inventory for a Product is higher than the [CONFIDENTIAL TREATMENT].

f. “Lead Time” means the period of time required for Supplier to fulfill an Order for Motorola, starting from date of receipt of the Order and ending at date of delivery to Motorola.

g. “Low status” means the inventory for a Product is less than the [CONFIDENTIAL TREATMENT].

h. “Manufacturing Cycle Time” for any Product means the period of time that it takes under normal conditions to manufacture the Product, starting from the date the raw materials start in production at the factory and ending at final test and packaging.

i. “Minimum and Maximum Inventory Levels” means the calculated range of [CONFIDENTIAL TREATMENT] specified by Motorola as desired to support production without risk of a [CONFIDENTIAL TREATMENT], and without risk of inflating the inventory. The Minimum and Maximum Inventory Levels are recalculated by [CONFIDENTIAL TREATMENT] at least [CONFIDENTIAL TREATMENT] based on average Gross Demand.

j. “Net Demand” means the expected [CONFIDENTIAL TREATMENT], and it is calculated as follows: [CONFIDENTIAL TREATMENT].

k. “Stock out” means the inventory on-hand at Motorola is less [CONFIDENTIAL TREATMENT] plus the [CONFIDENTIAL TREATMENT] requirement.

3. When a Product is put on Schedule Sharing, Motorola will issue an initial purchase order (the “Blanket Purchase Order”), which will provide a gross estimate of Motorola’s anticipated requirements for that Product for the following [CONFIDENTIAL TREATMENT] to [CONFIDENTIAL TREATMENT] month period. The Blanket Purchase Order is [CONFIDENTIAL TREATMENT]. The balance quantity on the Blanket Purchase Order will be depleted as deliveries are made until the balance is equivalent to [CONFIDENTIAL TREATMENT] month’s worth of Motorola’s anticipated requirements, at which time Motorola will again increase the quantity to cover [CONFIDENTIAL TREATMENT] to [CONFIDENTIAL TREATMENT] months of Motorola’s anticipated requirements.

4. Lead Times and Manufacturing Cycle Times for the Products shall be determined by mutual agreement of the Parties. If the Parties execute, or have executed, a Lead Time Reduction Agreement (“LTR Agreement”), the LTR Agreement shall take precedence over this Agreement regarding relevant Product lead times and cancellation penalties.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

5. After the Blanket Purchase Order is issued, Motorola will then begin transmitting, on at least a [CONFIDENTIAL TREATMENT], electronic reports which detail Motorola’s requirements for the Product (“Requirements Reports”). The first Requirements Report sent after the Blanket Purchase Order is issued will provide up to a [CONFIDENTIAL TREATMENT] week forecast of Motorola’s requirements (the “Forecast”), and all subsequent Requirements Reports will update that Forecast on up to a rolling [CONFIDENTIAL TREATMENT] week basis. The Forecast will be stated in the various formats set out below indicating Gross Demand and Net Demand as follows:

Via Two-Way Schedule Sharing:

Weeks [CONFIDENTIAL TREATMENT] by day or week

Weeks [CONFIDENTIAL TREATMENT] by week

The data is also available in the earlier one-way schedule sharing format as follows:

Weeks [CONFIDENTIAL TREATMENT] by week,

Weekly average for Weeks [CONFIDENTIAL TREATMENT], Weeks [CONFIDENTIAL TREATMENT]

Weekly Average Demand for Weeks [CONFIDENTIAL TREATMENT]

Via Download Data: By week for [CONFIDENTIAL TREATMENT] weeks

6. Each Requirements Report will report the Available Inventory and specify the Minimum and Maximum Inventory Levels for the Product for the coming week. The Minimum and Maximum Inventory Levels in each Requirements Report may be adjusted by Motorola, without liability to Supplier, other than as set out in Sections 10 through 14 below.

7. Each Requirements Report will state Motorola’s Net Demand for the Product for the coming week. Promptly upon receipt of the Requirements Report, Supplier will transmit its delivery commitment (“Delivery Commitment”) for that week to Motorola, and then deliver pursuant to that Delivery Commitment. Supplier shall undertake commercially reasonable efforts to issue a Delivery Commitment that satisfies Motorola’s Net Demand for the Product. In any event, Supplier’s commitment and shipments for the coming week will not be less than necessary to maintain the Minimum Inventory Level specified in the Requirements Reports at the end of the week after satisfying Motorola’s Backlog and Gross Demand for such week. Any failure to deliver pursuant to a Delivery Commitment will constitute a late delivery pursuant to Section 5.4 of this CSA. Motorola reserves the right to return, at Supplier’s expense, all quantities delivered that exceed the Maximum Inventory Level.

8. Receipt of Supplier’s Delivery Commitment via Schedule Sharing:

•	Must be received by Motorola for all Low Status and Stock Out items on [CONFIDENTIAL TREATMENT] of each week, by 6:00 PM PST.

•	Must be received by Motorola for all Acceptable Status and High Status items on [CONFIDENTIAL TREATMENT] of each week by Noon PST.

•	Should be provided for the same horizon as the Net Demand provided by Motorola (up to [CONFIDENTIAL TREATMENT] weeks).

•	Must include any quantities in transit and not yet received by Motorola.

•	Must be updated during the [CONFIDENTIAL TREATMENT] by the Supplier if there are subsequent modifications to the Delivery Commitment.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

9. In addition to transmitting its Delivery Commitment for the [CONFIDENTIAL TREATMENT], Supplier will also provide its commitment to the remainder of the Motorola delivery requirements as reflected throughout the balance of the [CONFIDENTIAL TREATMENT] week planning horizon (the “[CONFIDENTIAL TREATMENT] Commitment”). Supplier’s [CONFIDENTIAL TREATMENT] Commitment for a Product will match Motorola’s [CONFIDENTIAL TREATMENT] delivery requirements for all deliveries scheduled for dates occurring later than the issuance date of the most recent Forecast update, plus the Lead Time for the Product (the “Outside of Lead Time” period). Supplier will use commercially reasonable efforts to provide an initial [CONFIDENTIAL TREATMENT] Commitment that matches Motorola’s requirements for all deliveries scheduled for dates that occur prior to the applicable Outside of Lead Time period (the “Inside of Lead Time” period).

10. Any [CONFIDENTIAL TREATMENT] Commitment made by Supplier is binding on Supplier with respect to i) the minimum quantities Supplier will deliver over the applicable [CONFIDENTIAL TREATMENT] week period and ii) the specific dates for those deliveries, unless and until a subsequent Requirements Report adjusts Motorola’s requirements higher or lower and Supplier makes a new [CONFIDENTIAL TREATMENT] Commitment in response. If a subsequent Requirements Reports adjusts Motorola’s requirements lower, Supplier must make a new [CONFIDENTIAL TREATMENT] Commitment that meets those new lower requirements, but Supplier cannot make a new [CONFIDENTIAL TREATMENT] Commitment that is lower than Motorola’s new lower requirements. If that subsequent Requirements Reports adjusts Motorola’s requirements higher, Supplier can make a new [CONFIDENTIAL TREATMENT] Commitment that meets those new higher requirements, but Supplier cannot make a new [CONFIDENTIAL TREATMENT] Commitment that is lower than Motorola’s previous requirements that Supplier had already agreed to.

11. For Non-Standard Product, Motorola may, [CONFIDENTIAL TREATMENT] to Supplier (i) cancel or reschedule delivery of all or any part of an Order that is Outside of Lead Time by issuing a Requirements Report to that effect, and (ii) reschedule delivery of all or any part of an Order that is Inside of Lead Time as long as the rescheduled delivery date is not extended by more than [CONFIDENTIAL TREATMENT] months from the original delivery date. If all or any part of an Order for Non-Standard Product is cancelled by Motorola between a date that is Inside of Lead Time but outside of the Manufacturing Cycle Time for the Non-Standard Product (the “Outside of Manufacturing Cycle Time” period), [CONFIDENTIAL TREATMENT] will be for raw materials Supplier has ordered to support [CONFIDENTIAL TREATMENT] deliveries, provided: i) Supplier’s order was [CONFIDENTIAL TREATMENT] to support the [CONFIDENTIAL TREATMENT] deliveries; and ii) Supplier uses all commercially reasonable efforts to [CONFIDENTIAL TREATMENT] including but not limited to attempting to [CONFIDENTIAL TREATMENT] its orders for a [CONFIDENTIAL TREATMENT], and using the material in question for [CONFIDENTIAL TREATMENT].

12. If Motorola issues a Requirements Report that [CONFIDENTIAL TREATMENT] a delivery of a Non-Standard Product that is within the Manufacturing Cycle Time (the “Inside of Manufacturing Cycle Time” period) for a Non-Standard Product, Motorola’s [CONFIDENTIAL TREATMENT] Products will be calculated [CONFIDENTIAL TREATMENT] the [CONFIDENTIAL TREATMENT] provided in the applicable [CONFIDENTIAL TREATMENT], or (ii) the schedule set out in Section 13 below. Supplier will use all commercially reasonable efforts to mitigate the amount of Motorola’s liability. All LTR Agreements made between the parties prior to the execution of this Agreement are of no force and effect.

13. Non-Standard Products Cancellation Liability Schedule – To be used if no LTR Agreement exists between the Parties

i. For Non-Standard Product units that are cancelled during the [CONFIDENTIAL TREATMENT] quarter of their Manufacturing Cycle Time, [CONFIDENTIAL TREATMENT] for raw material cost plus [CONFIDENTIAL TREATMENT] of the remaining value add (remaining value add equals to actual price minus raw material cost minus margin) for those cancelled units, calculated as of the date of the cancellation, less any amounts avoided or recovered by Supplier through mitigation.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

ii. For Non-Standard Product units that are cancelled during the [CONFIDENTIAL TREATMENT] quarter of their Manufacturing Cycle Time, [CONFIDENTIAL TREATMENT] for raw material cost plus [CONFIDENTIAL TREATMENT] of the remaining value add (remaining value add equals to actual price minus raw material cost minus margin) for those cancelled units, calculated as of the date of the cancellation, less any amounts avoided or recovered by Supplier through mitigation.

iii. For Non-Standard Product units that are cancelled during the [CONFIDENTIAL TREATMENT] quarter of their Manufacturing Cycle Time, [CONFIDENTIAL TREATMENT] for raw material cost plus [CONFIDENTIAL TREATMENT] of the remaining value add (remaining value add equals to actual price minus raw material cost minus margin) for those cancelled units, calculated as of the date of the cancellation, less any amounts avoided or recovered by Supplier through mitigation.

iv. For Non-Standard Product units that are cancelled during the [CONFIDENTIAL TREATMENT] quarter of their Manufacturing Cycle Time, [CONFIDENTIAL TREATMENT] for [CONFIDENTIAL TREATMENT] of the actual price to Motorola for those cancelled units, calculated as of the date of the cancellation, less any amounts avoided or recovered by Supplier through mitigation.

14. Motorola may cancel or reschedule delivery of all or a portion of an Order for a Standard Product [CONFIDENTIAL TREATMENT] by issuing Requirements Reports to that effect, provided such Requirements Reports are issued no less than five (5) business days prior to the [CONFIDENTIAL TREATMENT] and provided further that in no event shall [CONFIDENTIAL TREATMENT]. For any portion of an Order for Standard Product that is cancelled by Motorola within five (5) business days prior to the [CONFIDENTIAL TREATMENT], Supplier shall use [CONFIDENTIAL TREATMENT] to mitigate any damages it may suffer as a result of such cancellation. Motorola’s sole liability for such cancellation shall be to pay Vendor [CONFIDENTIAL TREATMENT] of the actual price to Motorola as a restocking fee for those cancelled units, calculated as of the date of the cancellation, less any amounts avoided or recovered by Supplier through mitigation.

15. This Schedule contains Supplier’s sole and exclusive remedy for rescheduling or cancellation of an Order or delivery for Product.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

Exhibit B to Corporate Supply Agreement

QUALITY REPORTING

Supplier will send to Motorola a quality report [CONFIDENTIAL TREATMENT] for the first [CONFIDENTIAL TREATMENT] months, and then [CONFIDENTIAL TREATMENT] if the product quality meets Motorola requirements.

Reports should contain the following minimum Quality indices:

•	[CONFIDENTIAL TREATMENT] and [CONFIDENTIAL TREATMENT] of top [CONFIDENTIAL TREATMENT] and corrective actions

•	[CONFIDENTIAL TREATMENT] and [CONFIDENTIAL TREATMENT] of top [CONFIDENTIAL TREATMENT] and corrective actions

•	Process control Cpk’s and Pareto of top Process contributors and corrective actions

•	[CONFIDENTIAL TREATMENT] and [CONFIDENTIAL TREATMENT] of top [CONFIDENTIAL TREATMENT] and corrective actions

•	Distribution [CONFIDENTIAL TREATMENT] and [CONFIDENTIAL TREATMENT] of the top contributors and corrective actions

•	Distribution [CONFIDENTIAL TREATMENT] shipments and [CONFIDENTIAL TREATMENT] of the top contributors and corrective actions

Motorola may require additional items based on process and or Product quality.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

Exhibit C to Corporate Supply Agreement

Compliance with Laws

1.	Ethical Conduct, Anticorruption and Unfair Business Practices

Motorola has historically depended on product quality and superiority, combined with outstanding support capability, to sell its products. Accordingly, Supplier agrees to perform the services hereunder with the highest ethical standards. Motorola will not do business with any entity or person where Motorola believes that payoffs or similar improper or unethical practices are involved. Motorola expects its suppliers to abide by this policy and not to have a relationship with another entity or person, or engage in any activity that results or may result in a conflict of interest, or embarrassment to Motorola, or harm to Motorola’s reputation. Supplier will: (i) maintain transparency and accuracy in corporate record keeping; (ii) act lawfully and with integrity in handling competitive data, proprietary information and other intellectual property; and (iii) comply with legal requirements regarding fair competition and antitrust, and accurate and truthful marketing. Supplier will not engage in corrupt practices, including public or private bribery or kickbacks. If Supplier fails to comply in any respect with all of these requirements, then Motorola may immediately and without liability terminate this Agreement.

2.	Antidiscrimination and Humane Treatment of Workers

a. Supplier will employ workers on the basis of their ability to do the job and not on the basis of their personal characteristics or beliefs.

b. Supplier will assure that Products (including parts) will not be produced, manufactured, mined, or assembled with the use of forced, prison, or indentured labor, including debt bondage, or with the use of illegal child labor in violation of International Labor Conventions for minimum age (ILO-C138) and child labor (ILO-C182). If Supplier recruits contract workers, Supplier will pay agency recruitment commissions, will not require workers to remain in employment for any period of time against their will, and will not impose any early termination penalties on workers. If Supplier provides housing or eating facilities, Supplier will assure the facilities are operated and maintained in a safe, sanitary and dignified manner.

c. Supplier will operate safe, healthy and fair working environments, including managing operations so levels of overtime do not create inhumane working conditions. Supplier will pay workers at least the minimum legal wage, or where no wage laws exist, the local industry standard. Supplier will assure that workers are free to join, or refrain from joining, associations of their own choosing, unless otherwise prohibited by law. Supplier will not routinely require workers to work in excess of six consecutive days without a rest day.

3.	Environmental Protection

a. Supplier will implement a functioning environmental management system in accordance with ISO 14001 or equivalent. Third-party registration is recommended but not required.

b. Supplier certifies that Products and their parts do not contain and are not manufactured with a process that uses any Class I ozone-depleting substances (as identified in 40 CRF Part 82 Appendix A to Subpart A, or as subsequently identified by the U.S. Environmental Protection Agency as Class I ozone-depleting substances). For Products imported into the United States, Supplier will provide Motorola with a completed and signed ODS Certification Questionnaire, accessible at the following URL: http://www.motorola.com/[CONFIDENTIAL TREATMENT]

c. For Products used as parts for Motorola products, Supplier will provide material disclosure or certification, as defined in Motorola’s Controlled and Reportable Materials Disclosure Process, accessible at the following URL: http://www.motorola.com[CONFIDENTIAL TREATMENT]

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

4.	Material Safety Data Sheets

Supplier will electronically provide material safety data sheets, chemical safety data sheets, or equivalent documentation for all chemicals sold to Motorola. For all chemicals supplied or imported into the United States, Supplier will certify that the chemicals are listed on the Toxic Substances Control Act, 15 USCS §2601, et. seq., chemical inventory, or are subject to an exemption specified in the material safety data sheets.

5.	Imports and Customs

Supplier must comply with all import and customs laws, regulations and administrative determinations of the importing country. Supplier must comply with the security criteria of any supply chain security government program of the importing country. Suppliers providing products to be delivered to and/or services to support delivery to the U.S. must comply with the security criteria of the U.S. Customs and Border Protection’s Customs-Trade Partnership against Terrorism (C-TPAT) Program http://www.customs.gov/xp/cgov/import/commercial_enforcement/ctpat/criteria_importers/ctpat_importer_criteria.xml

6.	Export Restriction

Supplier will not export or re-export, directly or indirectly, any of Motorola’s Confidential Information or Products to any country for which any applicable government, at the time of export or re-export, requires an export license or other governmental approval, without first obtaining the license or approval.

7.	Utilization of Small Business Concerns

If applicable, Supplier will comply with the provisions of U.S. Federal Acquisition Regulation (FAR) 52.219-8 pertaining to Utilization of Small Business Concerns, as well as any other state and local, small and other business utilization laws.

8.	Equal Opportunity

If applicable, Supplier will comply with the provisions of FAR 52.222-21, 52.222-26, 52.222-35, and 52.222-36 pertaining to Segregated Facilities, Equal Opportunity, Equal Opportunity for Veterans, and Affirmative Action for Workers with Disabilities. If applicable, Supplier will maintain, at each establishment, affirmative action programs required by the rules of the U.S. Secretary of Labor (41 CFR 60-1 and 60-2).

9.	Government Subcontract

If an Order is issued under a government contract, Supplier will comply with the terms of the government contract that appear on the Order, and with any other applicable laws, regulations and executive orders.

10.	Supplier Diversity

If Supplier is located in the United States or is supplying Products to Motorola locations based in the United States, Supplier will track and report its Supply Chain’s spend with [CONFIDENTIAL TREATMENT] enterprises located in the United States. Supplier and Motorola will agree on a goal for Supplier’s Supply Chain spend, based upon a percentage of Supplier’s total gross revenues under this Agreement. Supplier will submit [CONFIDENTIAL TREATMENT] reports, in a format designated by Motorola, by the [CONFIDENTIAL TREATMENT] day of the month following the end of each calendar quarter. All reports will be forwarded to the Motorola Supplier Diversity Group, 2501 S. Price Road, M/D G1232, Chandler, AZ 85248, or sent via email to supplierdiversity@motorola.com.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

11.	Product Safety and Regulatory Compliance

Supplier will ensure that all Products and services provided comply with all applicable regulations and laws, including all applicable product safety, environmental, and recycling regulations and laws.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

Exhibit D to Corporate Supply Agreement

TECHNICAL TRAINING AND PUBLICATIONS

Technical Training

Supplier will provide one (1) specific technical Product training course necessary to facilitate the most effective working relationship between Motorola and Supplier at no cost to Motorola. The audience for this training will include internal Motorola engineers, sales personnel, and/or factory technicians and other audiences deemed necessary by [CONFIDENTIAL TREATMENT]. If Supplier has existing technical Product training, Motorola will review the curriculum(s) content to ensure [CONFIDENTIAL TREATMENT] meets [CONFIDENTIAL TREATMENT] requirements. If Supplier’s curriculum(s) content does not meet [CONFIDENTIAL TREATMENT] requirements, Supplier will be [CONFIDENTIAL TREATMENT] as identified by [CONFIDENTIAL TREATMENT]. Motorola will review Supplier’s changes, as identified by Motorola, and approve or make further recommendations.

In-depth technical training will be delivered in one or both of the following delivery formats (the delivery format will be determined based on the type of information that needs to be delivered and the audience):

1. On-site Classroom Instructor-Led: This involves live instructor-led delivery that includes hands-on labs and demonstrations. Supplier will be responsible for providing and shipping the necessary electronic presentations, instructor guides (set of materials that provide direction, answers to tests, helpful hints, or any supplemental information.), student guides, hardware and/or software to conduct the training. A location and time will be mutually agreed upon by Motorola and Supplier.

2. Live e-Learning Event: This involves an electronic classroom consisting of off-site students (who could be in several locations), where instruction involves the synchronous use of a live Internet-based delivery platform via web browser technology (web conferencing) and a separate phone line to hear the audio portion of the course. Supplier will be responsible for providing the necessary electronic presentations, instructor guides (set of materials that provide direction, answers to tests, helpful hints, or any supplemental information.), student guides and other supporting material prior to the delivery. A location and time will be mutually agreed upon by Motorola and Supplier.

For both delivery formats, On-site Classroom Instructor-Led and Live e-Learning, Motorola’s Training Organization will identify the syllabus (the information that will be delivered to meet the training requirements of the specific audience(s).

Supplier will license its training courseware, including instructor guides, student guides and lab guides at [CONFIDENTIAL TREATMENT].

Supplier agrees to permit Motorola to digitally record training sessions either On-site Classroom Instructor-Led or Live e-Learning delivery formats to be used for training either internal Motorola and/or Motorola’s external customers. If Motorola requires Supplier to deliver training for or on behalf of Motorola, Supplier agrees to provide a formal quote for training delivery at any of Motorola’s customer locations worldwide. Supplier agrees to provide:

•	High resolution EPS files of images used in courseware.
•	Vector-based EPS files of images used in courseware.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

Technical Documentation

Supplier Documentation

Supplier will provide documentation according to Motorola guidelines as listed. Key elements pertaining to evaluation, responsibilities, and copyright release of Supplier-supplied documents will be provided by Motorola to ensure accuracy and timeliness of Motorola customers’ document acceptance.

Supplier Documentation

If the Product is standard supplier product,	then Supplier will provide its standard installation/programming/configuration manual to Motorola for Motorola to use and to provide to its customers. Supplier will deliver the final document to Motorola in PDF form. The document also will be made available for download by Motorola customers[1].

If the Product is custom-designed for Motorola, and Supplier develops the final source for documentation,	then Supplier will provide an accompanying custom-designed installation/programming/configuration manual to Motorola for Motorola to use and to provide to its customers. In this case, Motorola will provide a document template or front matter information and document part number to Supplier to use for this purpose. Supplier will deliver the final document to Motorola in PDF form. The document also will be made available for download by Motorola customers.[1]

[1] Motorola and Supplier will agree upon the site from which the manual is to be downloaded (e.g., a Motorola Literature Catalog or a specified link to Supplier’s web site). The link-to and source on Supplier sites must have revision control to ensure that the linked document reflects the Product as shipped to Motorola customers.

Motorola Documentation

If the Product is custom-designed for Motorola, but Supplier only produces engineering specifications,	then Supplier will provide the necessary specifications and any other relevant information to Motorola, and Motorola will develop the installation/user’s manual.

CONFIDENTIAL PROPRIETARY

THE SECURITIES AND EXCHANGE COMMISSION HAS GRANTED CONFIDENTIAL

TREATMENT WITH RESPECT TO THE OMITTED PORTIONS OF THIS AGREEMENT.

PRODUCT SCHEDULE 1

TO CORPORATE SUPPLY AGREEMENT BETWEEN

SUPPLIER AND MOTOROLA, Inc.

Effective Date October 1, 2006

A.	The Parties herby agree amend the Corporate Supply Agreement (the “Agreement”) as follows:

•

The terms of [CONFIDENTIAL TREATMENT] shall not apply to a [CONFIDENTIAL TREATMENT] of [CONFIDENTIAL TREATMENT] to a [CONFIDENTIAL TREATMENT] by Supplier of a [CONFIDENTIAL TREATMENT] selected [CONFIDENTIAL TREATMENT] and to [CONFIDENTIAL TREATMENT] it from a [CONFIDENTIAL TREATMENT] to the extent that: (i) the [CONFIDENTIAL TREATMENT] of the [CONFIDENTIAL TREATMENT] is due to Motorola’s [CONFIDENTIAL TREATMENT] to the [CONFIDENTIAL TREATMENT] or due to other specific [CONFIDENTIAL TREATMENT] by [CONFIDENTIAL TREATMENT] to either the [CONFIDENTIAL TREATMENT] or [CONFIDENTIAL TREATMENT] regarding either the [CONFIDENTIAL TREATMENT] of the [CONFIDENTIAL TREATMENT], placing the [CONFIDENTIAL TREATMENT] or [CONFIDENTIAL TREATMENT] not to [CONFIDENTIAL TREATMENT] the [CONFIDENTIAL TREATMENT] in a Product; (ii) Supplier could not [CONFIDENTIAL TREATMENT] such [CONFIDENTIAL TREATMENT] using an [CONFIDENTIAL TREATMENT], provided that Supplier [CONFIDENTIAL TREATMENT]; (iii) Motorola [CONFIDENTIAL TREATMENT] in responding to [CONFIDENTIAL TREATMENT]; (iv) Supplier notifies Motorola of [CONFIDENTIAL TREATMENT] immediately upon knowledge of [CONFIDENTIAL TREATMENT] and no later than the [CONFIDENTIAL TREATMENT] for the [CONFIDENTIAL TREATMENT]; and (v) the [CONFIDENTIAL TREATMENT] of Product [CONFIDENTIAL TREATMENT] is for [CONFIDENTIAL TREATMENT] than the [CONFIDENTIAL TREATMENT] of the relevant [CONFIDENTIAL TREATMENT]. Notwithstanding the foregoing, Supplier acknowledges that [CONFIDENTIAL TREATMENT] and Supplier agrees to use all commercially reasonable efforts to meet [CONFIDENTIAL TREATMENT].

Except as provided above, in all other respects, the terms of the Agreement apply to Motorola purchases of Products listed on this Product Schedule, and will continue to apply to those Products during any Order and Supply Period specified in this Product Schedule.